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                                                                    Exhibit 21

                      COVENTRY CORPORATION SUBSIDIARIES

A.   Coventry Health and Life Insurance Company - Texas insurance corporation

B.   CHC Financial, Inc. - Tennessee
     B.1.  Coventry Health Plan of Pennsylvania, Inc. - Pennsylvania
           B.1.a. Coventry Health Plans of Western Pennsylvania - Pennsylvania
     B.2.  Coventry HealthCare Physician Management, Inc. - Delaware
     B.3.  Coventry HealthCare Properties, Inc. - Delaware

C.   Coventry HealthCare Development Corporation - Delaware
     C.1.  Coventry Health Plan of Tennessee, Inc. - Tennessee
     C.2.  Coventry Health Plan of Texas, Inc. - Texas
     C.3.  Coventry Health Plan of West Virginia, Inc. - West Virginia
     C.4.  Coventry Health Plan of Mississippi, Inc. - Mississippi

D.   Penn Group Corporation - Delaware
     D.1.  Healthpass, Inc. - Pennsylvania
     D.2.  HealthAmerica Pennsylvania, Inc. - Pennsylvania
           D.2.a. Penn Group Medical Associates, Inc. (NOTE: to be sold) -
                  Pennsylvania
           D.2.b. The Medical Center HPJV, Inc. - Pennsylvania
                  D.2.b.i.  Riverside Health Plan, Inc. - Pennsylvania

E.   Group Health Plan, Inc. - Missouri

F.   Coventry HealthCare Management Corporation - Virginia
     F.1.  Southern Health Services, Inc. - Virginia
     F.2.  Southern Health Benefit Services, Inc. - Virginia

G.   HealthCare USA, Inc. - Florida
     G.1.  Pennsylvania HealthCare USA, Inc. - Pennsylvania
     G.2.  HealthCare USA - Alabama, Inc. - Alabama
     G.3.  HealthCare USA Midwest, Inc. - Delaware
           G.3.a. HealthCare USA of Missouri, LLC - Missouri LLC
     G.4.  HealthCare USA - Ohio, Inc. - Ohio

H.   Coventry Healthcare Management Corporation - Delaware